Filed Pursuant to Rule 424(b)(5)

Registration No. 333-292839

PROSPECTUS SUPPLEMENT (To Prospectus dated February 4, 2026)

16,485,038 Shares of Class A Common Stock

3,200,001 Pre-Funded Warrants to Purchase up to 3,200,001 Shares of Class A Common Stock

Sidus Space, Inc.

We are offering 16,485,038 shares of our Class A common stock at a public offering price of $5.08 on a best efforts basis.

We are also offering pre-funded warrants to purchase up to 3,200,001 shares of Class A common stock (“Pre-Funded Warrants”), in lieu of shares of Class A common stock, exercisable at an exercise price of $0.001, to those purchasers whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Class A common stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to $5.0799. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

We have engaged ThinkEquity LLC (the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay placement agent fees to the placement agent as set forth in the table below, which assumes that we sell all of the securities offered by this prospectus supplement. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus supplement. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information. We will bear all costs associated with the offering. See “Plan of Distribution” on page S-13 of this prospectus supplement for more information regarding these arrangements.

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “SIDU”. On May 27, 2026, the closing price as reported on The Nasdaq Capital Market was $6.09 per share. There is no established trading market for the Pre-Funded Warrants and we do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-Funded Warrant	Total
Price to the public	$5.08	$5.0799	$99,999,678
Placement agent fees(1)	$0.3302	$0.3302	$6,500,000
Proceeds to us, before expenses	$4.7498	$4.7497	$93,499,678

(1)	Does not include a non-accountable expense allowance of 1% of the gross proceeds. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for additional information regarding placement agent fees and estimated expenses.

The delivery of securities to purchasers on or about May 29, 2026, subject to the satisfaction of customary closing conditions.

ThinkEquity

The date of this prospectus supplement is May 27, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

-i-

ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Information Incorporated by Reference,” before deciding to invest in our securities.

Neither we nor the placement agent has authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus filed with the Securities and Exchange Commission (the “SEC”), and you should rely only on the information contained in this prospectus or in any such free writing prospectus. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We and the placement agent are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in this prospectus supplement, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The information incorporated by reference or provided in this prospectus supplement and accompanying prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus supplement from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves several assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions, and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies, and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

For investors outside the United States (“U.S.”): We and the placement agent have not done anything that would permit this offering or the possession or distribution of this prospectus supplement in any jurisdiction where action for those purposes is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside of the U.S. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company’s brand and product names contained in this prospectus supplement are trademarks, registered trademarks, or service marks of Sidus Space, Inc. in the U.S. and certain other countries.

All other trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus, or the documents incorporated by reference herein or therein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

-ii-

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are forward-looking statements. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “possible,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our projected financial position and estimated cash burn rate;

●	our estimates regarding expenses, future revenues and capital requirements;

●	our ability to continue as a going concern;

●	our need to raise substantial additional capital to fund our operations;

●	our ability to compete in the global space industry;

●	our ability to obtain and maintain intellectual property protection for our current products and services;

●	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;

●	the possibility that a third party may claim we have infringed, misappropriated or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against these claims;

●	our reliance on third-party suppliers and manufacturers;

●	the success of competing products or services that are or become available;

●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel; and

●	the potential for us to incur substantial costs resulting from lawsuits against us and the potential for these lawsuits to cause us to limit our commercialization of our products and services.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2025, for additional risks that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Considering these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference in this prospectus supplement and the accompanying prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus supplement is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

-iii-

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the matters set forth under “Risk Factors,” included elsewhere in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2024 incorporated by reference herein, unless context requires otherwise, references to “we,” “us,” “our,” “Sidus Space” “Sidus,” or “the Company” refer to Sidus Space, Inc.

Company Overview

We are an innovative space and defense technology company with core capabilities that include dual use satellite manufacturing & technology integration, AI products and services, space and defense hardware components and space-based data solutions. With deep heritage in flight-proven technologies, Our portfolio spans Low Earth Orbit (LEO), Geostationary Orbit (GEO) and Lunar satellites, all-domain avionics and Guidance, Navigation and Control systems, Radio Frequency payloads, high-performance computing, multi-disciplinary engineering services and artificial intelligence (AI) technologies.

Our success is built on more than a decade of experience delivering flight-proven systems, platforms, devices, and hardware for customers such as NASA, the Department of Defense , SpaceX, and Blue Origin. We are strategically headquartered on Florida’s Space Coast, which provides easy access to nearby launch facilities, and we operate a 35,000-square-foot manufacturing, assembly, integration, and testing facility which reduces production time. We have an experienced team with expertise in multi-disciplinary engineering, mission-critical hardware manufacturing, satellite design, production, launch planning, mission operations, and in-orbit support.

Business Model:

Our business model supports multiple customer engagement pathways across the space mission lifecycle. We generate revenue through a combination of:

●	Satellite platform sales and customization
●	Payload hosting and mission services
●	Engineering and systems integration services
●	Space and defense hardware manufacturing
●	Sales of proprietary computing products
●	Emerging subscription-based access to space-derived data and analytics

Customer contracts may be fixed-price or milestone-based and vary in scope, duration, and technical complexity depending on mission requirements, funding structures, and regulatory approvals. As a result, the timing and amount of revenue recognized may fluctuate between reporting periods.

Products and Services:

We deliver an integrated portfolio of satellite platforms, AI-enabled computing systems, precision manufacturing capabilities, mission operations services, and regulatory support that collectively enable end-to-end space and defense solutions. Through vertically integrated engineering, advanced manufacturing, and flight-proven technologies, Sidus provides flexible and scalable offerings to commercial, government, defense, and intelligence customers.

S-1

LizzieSat® Satellite Platform:

LizzieSat (LS) is a modular, hybrid 3D-printed satellite architecture designed to support multi-mission deployments across LEO, GEO, cislunar, and lunar orbits. The platform supports a broad range of payloads and mission objectives and is designed to enable rapid customer technology integration.

We have successfully launched three LizzieSat platforms (LS-1, LS-2, and LS-3) since 2024, with additional missions planned. Current platform configurations include:

●	LizzieSat® (Gen 1: LS1-3): Multi-mission satellite for a multi-mission micro constellation
●	LizzieSat-XL (Gen 2: LS4+): Upgraded VPX Technology for Next Generation Communication
●	Lunar Lizzie: Expanded battery capacity and atomic clock for precise and accurate clocking

AI Enabled Edge Computing Systems:

We have developed the Orlaith AI Ecosystem, integrating the FeatherEdge™ radiation-tolerant edge processor with the Cielo™ AI software suite. These technologies enable on-orbit data processing and near real-time analytics for applications including maritime monitoring, environmental intelligence, space situational awareness, and defense use cases.

We have also developed the Fortis™ VPX family of modular computing products, designed to support SOSA and MOSA-aligned architectures for command, data handling, AI/ML processing, and precision navigation across air, land, sea and space domains.

Manufacturing and Engineering Services:

We operate a vertically integrated manufacturing and engineering facility supporting precision machining, additive manufacturing, avionics and assembly, cable harness fabrication, and environmental testing. Our manufacturing operations are certified to ISO 9001 and AS9100 standards and support space-grade and defense-grade hardware production.

Mission Operations and Regulatory Support:

We provide end-to-end mission operations services, including mission planning, payload integration, satellite monitoring and control, and data delivery. We operate a 24/7 Mission Control Center and maintain regulatory authorizations from the FCC, NOAA, and ITU, supporting current and planned satellite missions.

Key Programs, Partnerships, and Operational Milestones:

During fiscal year 2025, we advanced multiple satellite missions, technology development initiatives, customer programs, and strategic partnerships that support its space and defense offerings. These activities included the continued expansion of its on-orbit satellite fleet, progress in artificial intelligence-enabled computing systems and open-architecture avionics, and execution of manufacturing, integration, and mission services contracts across commercial, government, intelligence and defense markets.

●	Successfully launched LizzieSat-3 (LS-3) on March 14, 2025, aboard SpaceX Transporter-13 rideshare mission, marking the third satellite added to Sidus’ on-orbit satellite fleet.
●	Completed successful bus-level commissioning of LS-3, including verification of hybrid 3D-printed structural subsystems and onboard AI-enhanced processing capabilities.
●	Established communications with customer payloads on LS-3, enabling real-time mission tasking and data delivery.
●	Commissioned the Automatic Identification System (AIS) sensor on LS-3, confirming maritime domain awareness capability.
●	Received successful on-orbit images during commissioning of the HEO USA NEI imager aboard LS-3, validating imaging payload performance.

S-2

Advanced Computing, AI and VPX Platform Development:

●	Introduced Sidus VPX technology, including:
○ Sidus Single Board Computer (SSBC): a SOSA-aligned, OpenVPX-based computing module.
○ Position, Navigation, and Timing (PNT) Card: designed to support operations in GPS-denied or contested environments.
●	Launched the Orlaith™ AI Ecosystem, integrating FeatherEdge™ hardware with Cielo™ AI software for near real-time analytics across space, air, land, and sea domains.
●	Completed commissioning of FeatherEdge™ GEN-2, the Company’s next-generation onboard edge compute platform.
●	Completed design of FeatherEdge™ 248Vi, advancing scalable AI/ML processing for space and defense applications.
●	Received a Notice of Allowance for the Modular Satellite Platform patent, strengthening intellectual property protection for Sidus’ adaptable satellite architecture.
●	Expanded the Company’s intellectual property portfolio through continued filings supporting modular satellite manufacturing, ruggedized multi-domain compute architectures, and AI-enabled mission payloads. As of fiscal year 2025, Sidus holds 15 issued patents and 11 pending patent applications.

Lunar and GEO Program Progress:

●	Amended and extended the Lonestar Holdings lunar satellite manufacturing contract, increasing the total value to $120 million.
●	Signed a contract to integrate the Lonestar Commercial Pathfinder Mission onto LizzieSat-5.
●	Completed System Requirements Review (SRR) and mission kickoff for Lonestar’s Pathfinder program, with initial milestone payment received.
●	Unveiled LunarLizzie, an 800+-kg-class next-generation lunar spacecraft featuring on-orbit AI for near real-time intelligence.
●	Executed a Memorandum of Understanding (MOU) with Saturn Satellite Networks to support development of a next-generation GEO satellite platform.

Strategic Partnership and International Expansion:

●	Executed an MOU with Reflex Aerospace to explore joint satellite fleet services and expand global mission offerings.
●	Expanded partnership with Little Place Labs, enabling near real-time maritime intelligence through LizzieSat-powered vessel detection capabilities.
●	Partnered with VORAGO Technologies to advance radiation-hardened computing for scalable space and defense infrastructure.
●	Maintained multi-launch agreement with SpaceX, securing access to reliable, recurring rideshare opportunities.
●	Strengthened the Company’s global customer pipeline, with increased demand for dual-use, SOSA-aligned hardware across commercial and defense markets.

Government and Defense Contracts:

●	Awarded a ten-year Indefinite Delivery / Indefinite Quantity (IDIQ) contract with Tobyhanna Army Depot (TYAD) to provide fabrication and on-call support for:
	○	Electrical harnesses and cable assemblies
	○	Mechanical components and assemblies
	○	Welding services
●	Secured a subcontractor role with MobLobSpace under NASA’s SBIR Radar Initiative, utilizing LizzieSat as the hosting platform
●	Named a contract awardee under the Missile Defense Agency (MDA) Scalable Homeland Innovative Enterprise Layered Defense (SHIELD) IDIQ, a homeland defense program with a total potential ceiling of $151 billion.

S-3

Hardware Deliveries and Engineering Execution:

●	Completed delivery of additional final hardware enclosures for NASA’s Mobile Launcher 2, supporting Artemis-related infrastructure.
●	Continued expansion of dual-use hardware production, increasing orders for SOSA-aligned compute modules and subsystem architectures.
●	Delivered a custom FeatherEdge Data Processing Unit (DPU) for Xiomas Technologies under a NASA Phase II Sequential Award, alongside advanced software and a completed final technical report supporting thermal imaging missions.

Mission Operations:

●	Fully staffed and operationalized Sidus’ 24/7 Mission Control Center, increasing capacity for continuous spacecraft monitoring, health management, and tasking.
●	Initiated early-stage customer demonstrations and trials across defense and commercial space sectors, showcasing multi-domain operational capabilities.

Leadership and Organizational Advancements:

●	Hired Adarsh Parekh as Chief Financial Officer, bringing additional experience in capital strategy and financial leadership.
●	Appointed Tiffany Norwood, a globally recognized technology entrepreneur and business leader, to the Board of Directors.
●	Elected Kelle Wendling, a seasoned aerospace and defense executive with more than three decades of leadership and government contracting experience, to the Board of Directors, effective January 1, 2026.

Differentiation:

Sidus differentiates its offerings through a vertically integrated operating model that combines satellite design and manufacturing, advanced computing and AI capabilities, mission operations, and space-grade manufacturing within a single organizational structure. This integration enables rapid customer technology insertion, multi-mission flexibility, on-orbit adaptability through software updates, and reduced reliance on third-party suppliers.

Sidus’ modular satellite platforms and open-architecture computing systems are designed to support deployment across multiple orbits, mission profiles, and industry sectors while maintaining flexibility to adapt to evolving customer requirements.

Market Landscape and Competition:

The global space economy continues to grow, driven by declining launch costs, advancements in satellite technology, and increased demand for space-based data and analytics. The small satellite market is capital-intensive and characterized by long development cycles, regulatory dependencies, and launch schedule variability.

Sidus competes with a range of commercial space companies including Spire, BlackSky, Hawkeye 360, Satellogic, Iceye, Loft Orbital, York Space Systems, Apex, and K2Space, as well as larger aerospace and defense contractors. Sidus’ vertically integrated model and ability to rapidly integrate customer technologies serve as competitive differentiators within this evolving market.

Recent Developments

On April 21, 2026, we completed a registered direct offering of 11,228,700 shares of Class A common stock and 2,225,000 pre-funded warrants, for net proceeds of approximately $53,916,703.

On April 28, 2026, we entered into a five-year lease agreement for office space in Cape Canaveral, Florida, commencing May 1, 2026.

On May 11, 2026, Adarsh Parekh resigned as the Chief Financial Officer of the Company, effective June 1, 2026, to pursue a different role in a different geography. Effective June 1, 2026, John Burke, has been appointed as the Interim Chief Financial Officer.

Corporate Information

We were formed as a limited liability company under the name Craig Technologies Aerospace Solutions, LLC on July 17, 2012. On April 15, 2021, we converted into a Delaware corporation, and on August 13, 2021 changed our name to Sidus Space, Inc. Our principal executive offices are located at 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953 and our telephone number is (321) 450-5633. Our website address is www.sidusspace.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common stock.

S-4

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

S-5

THE OFFERING

Class A common stock offered by us	16,485,038 shares of Class A common stock at an offering price of $5.08 per share.

Pre-Funded Warrants offered by us

We are also offering 3,200,001 Pre-Funded Warrants to purchase up to shares of our Class A common stock, exercisable at an exercise price of $0.001 per share, to those purchasers whose purchase of the Class A common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Class A common stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is $5.0799. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

This prospectus supplement also relates to the offering of Class A common stock issuable upon exercise of the Pre-Funded Warrants.

For additional information regarding the terms of the Pre-Funded Warrants, see “Description of Securities We Are Offering.”

Class A common stock outstanding immediately prior to this offering(1)	80,764,854 shares

Class A common stock outstanding immediately after this offering(1)	100,449,893 shares assuming full exercise of the Pre-Funded Warrants sold in this offering.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $92 million, after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products, however, we have no current commitments or obligations to do so. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Voting rights	We have two classes of common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes and is convertible at any time into one share of Class A common stock. The holders of our outstanding Class B common stock will hold approximately 1.0% of the voting power of our outstanding capital stock following this offering.

Risk factors	See “Risk Factors” on page S-7 and other information included in this prospectus supplement for a discussion of factors to consider carefully before deciding to invest in shares of our Class A Common Stock.

Nasdaq Capital Market symbol	Shares of our Class A Common Stock are listed on The Nasdaq Capital Market under the symbol “SIDU.” There is no established trading market for the Pre-Funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

(1) The number of shares of Class A common stock that will be outstanding after this offering is based on 80,764,854 shares of Class A common stock and 100,000 shares of Class B common stock outstanding as of May 27, 2026, and excludes:

●	1,000,000 shares of Class A common stock issuable upon conversion of our Class B Common Stock;

●	64,552 shares of Class A common stock issuable upon exercise of non-qualified stock options at a weighted average exercise price of $11.58 per share;

●	3,146,630 shares of Class A common stock issuable upon exercise of warrants at a weighted average exercise price of $3.24 per share;

●	4,800,000 shares of Class A common stock reserved for future issuance under our 2021 Omnibus Equity Incentive Plan.

Unless otherwise indicated, this prospectus supplement reflects and assumes the following:

●	no exercise of outstanding options or warrants; and

●	no exercise of the 984,252 placement agent warrants to be issued upon consummation of this offering at an exercise price equal to $6.35 per share.

S-6

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed within this prospectus supplement, the accompanying prospectus and the risk factors discussed in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025 and incorporated herein and therein by reference. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of the risks or uncertainties described in our SEC filings or this prospectus supplement, the accompanying prospectus or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our Class A common stock could decline and you might lose all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

We are selling a substantial number of shares of our Class A common stock in this offering, which could cause the price of our Class A common stock to decline.

In this offering, we are offering shares of Class A common stock. The existence of the potential additional shares of our Class A common stock in the public market, or the perception that such additional shares may be in the market, could adversely affect the price of our Class A common stock. We cannot predict the effect, if any, that market sales of those shares of Class A common stock or the availability of those shares of Class A common stock for sale will have on the market price of our Class A common stock.

Sales of a substantial number of our shares of Class A common stock in the public markets, or the perception that such sales could occur, could cause our stock price to fall.

We may issue and sell additional shares of Class A commons stock in the public markets, including during this offering. As a result, a substantial number of our shares of Class A common stock may be sold in the public market. Sales of a substantial number of our shares of Class A common stock in the public markets, including in connection with this offering, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities.

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A possible “short squeeze” due to a sudden increase in demand of our Class A common stock that largely exceeds supply may lead to price volatility in our common stock.

Investors may purchase our Class A common stock to hedge existing exposure in our Class A common stock or to speculate on the price of our Class A common stock. Speculation on the price of our Class A common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Class A common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our Class A common stock for delivery to lenders of our Class A common stock. Those repurchases may in turn, dramatically increase the price of our Class A common stock until investors with short exposure can purchase additional common stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our Class A common stock that are not directly correlated to the performance or prospects of our Class A common stock and once investors purchase the shares of Class A common stock necessary to cover their short position the price of our Class A common stock may decline.

Because we do not currently intend to declare cash dividends on our shares of Class A common stock in the foreseeable future, stockholders must rely on appreciation of the value of our Class A common stock for any return on their investment.

We have never paid cash dividends on our Class A common stock and do not plan to pay any cash dividends in the near future. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our Class A common stock will be your sole source of gain with respect to your investment for the foreseeable future.

The dual-class structure of our common stock as contained in our amended and restated certificate of incorporation, as amended, has the effect of concentrating voting influence with those stockholders who held our Class B common stock prior to our initial public offering. This ownership could limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring stockholder approval, and that may adversely affect the trading price of our Class A common stock.

Our Class B Common Stock has ten votes per share, and our Class A Common Stock, which is the class of common stock that we are selling in this offering, has one vote per share. Craig Technical Consulting, Inc., or CTC, of which Carol Craig, our Chairwoman and Chief executive Officer is the sole owner, holds all of the issued and outstanding shares of our Class B Common Stock, representing approximately 1.2% of the voting power of our outstanding capital stock as of May 27, 2026. In addition, because of the ten-to-one voting ratio between our Class B and Class A Common Stock, after this offering the holder of our Class B Common Stock could continue to influence the outcome of such corporate actions requiring stockholder approval including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring stockholder approval. In addition, this influence may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our stockholders. As a result, it may adversely affect the market price of our Class A Common Stock. If CTC continues to hold its shares of our Class B common stock, it could continue to influence these actions for an extended period of time or indefinitely.

Future transfers by holders of Class B Common Stock will generally result in those shares converting to Class A Common Stock, subject to limited exceptions as specified in our amended and restated certificate of incorporation, such as transfers to family members and certain transfers effected for estate planning purposes. The conversion of Class B Common Stock to Class A Common Stock will have the effect, over time, of increasing the relative voting power of those holders of Class B Common Stock who retain their shares in the long term. As a result, it is possible that one or more of the persons or entities holding our Class B Common Stock could gain significant voting control as other holders of Class B Common Stock sell or otherwise convert their shares into Class A Common Stock.

The exercise of our outstanding options and warrants will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional shares of Class A common stock or other securities, including, but not limited to preferred stock, options, warrants, restricted stock units or other derivative securities convertible into our Class A common stock, may result in significant dilution to our stockholders and may decrease our stock price.

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We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our stockholders to sell their securities.

Although our common stock is currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain listing on Nasdaq or if a liquid market for our common stock does not develop or is sustained, our common stock may remain thinly traded.

The listing rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of institutional and general investors that will consider investing in our common stock;

●	the number of investors in general that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

There is no public market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop for the Pre-Funded Warrants.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited. Further, the existence of the Pre-Funded Warrants may act to reduce both the trading volume and the trading price of our Class A common stock.

The Pre-Funded Warrants are speculative in nature.

Except as otherwise provided in the Pre-Funded Warrants, until holders of Pre-Funded Warrants acquire our Class A common stock upon exercise of the Pre-Funded Warrants, holders of Pre-Funded Warrants will have no rights with respect to our Class A common stock underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a stockholder of our Class A common stock only as to matters for which the record date occurs after the exercise date.

Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain. There can be no assurance that the market price of our Class A common stock will ever equal or exceed the price of the Pre-Funded Warrants, and, consequently, whether it will ever be profitable for investors to exercise their Pre-Funded Warrants.

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We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or through a “cashless exercise” procedure. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

Holders of the Pre-Funded Warrants will have no rights as common stockholders until such holders exercise their Pre-Funded Warrants and acquire shares of our common stock.

Until holders of the Pre-Funded Warrants exercise their Pre-Funded Warrants and acquire shares of our Class A common stock, such holders will have no rights with respect to the shares of our Class A common stock underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of shares of our Class A common stock may not be permitted to exercise the Pre-Funded Warrants that they hold.

A holder of the Pre-Funded Warrants will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or 9.99% at the election of the Holder) of the number of shares of our Class A common stock immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or 9.99% at the election of the Holder) of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. As a result, you may not be able to exercise your Pre-Funded Warrants for shares of our Class A common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of our Class A common stock and Pre-Funded Warrants in this offering will be approximately $92 million, after deducting estimated placement agent fees and estimated offering expenses payable by us and assuming full exercise of the Pre-Funded Warrants.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products, however, we have no current commitments or obligations to do so.

This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans, financial condition and business conditions. The amount, timing and nature of specific expenditures of net proceeds from this offering will depend on a number of factors, including the timing, scope, progress and results of our development efforts and the timing and progress of any collaboration efforts. As of the date of this prospectus we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

In the ordinary course of our business, we expect to from time to time evaluate the acquisition of, investment in or in-license of complementary products, technologies or businesses, and we could use a portion of the net proceeds from this offering for such activities. We currently do not have any agreements, arrangements, or commitments with respect to any potential acquisition, investment or license.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and government securities.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description is a summary of some of the terms of our securities, our organizational documents and Delaware law. The descriptions in this prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus form a part.

We are offering shares of our Class A common stock. We are also offering to each purchaser whose purchase of shares of our Class A common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Class A common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Warrants to purchase shares of Class A common stock (“Pre-Funded Warrants”), in lieu of shares of Class A common stock.

Common Stock

We are authorized to issue up to a total of 200,000,000 shares of Class A common stock, par value $0.0001 per share. Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Class A common stock have no cumulative voting rights. All shares of Class A common stock offered hereby will, when issued, be fully paid and nonassessable, including shares of Class A common stock issued upon the exercise of Class A common stock warrants or subscription rights, if any.

Further, holders of our Class A common stock have no pre-emptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our Class A common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our Class A common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of our assets which are legally available.

The holders of a majority of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Class A common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A common stock and the exercise price.

Exercisability

Each Pre-Funded Warrant may be exercised, in cash or by a cashless exercise at the election of the holder at any time following the date of issuance and from time to time thereafter until the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants will be exercisable in whole or in part by delivering to us a completed instruction form for exercise and complying with the requirements for exercise set forth in the Pre-Funded Warrant. Payment of the exercise price may be made in cash or pursuant to a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Class A common stock determined according to the formula set forth in the Pre-Funded Warrant.

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Cashless Exercise

At the time a holder exercises its Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Exercise Limitation

In general, a holder will not have the right to exercise any portion of a Pre-Funded Warrant if the holder (together with its Attribution Parties (as defined in the Pre-Funded Warrant)) would beneficially own in excess of 4.99% or 9.99%, at the election of the holder, of the number of shares of our Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided, that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Class A common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Class A common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Class A common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Class A common stock, including any voting rights, until they exercise their Pre-Funded warrants.

Governing Law

The Pre-Funded Warrants are governed by New York law.

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PLAN OF DISTRIBUTION

We have engaged ThinkEquity LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the Shares and/or Pre-Funded Warrants offered by this prospectus supplement. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the Shares and Pre-Funded Warrants being offered. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of their placement agency agreement. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The placement agent may retain sub-agents and selected dealers in connection with this offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus supplement in connection with the purchase of our securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us.

Delivery of the shares of our Common Stock and Pre-Funded Warrants offered hereby is expected to occur on or about May 29, 2026, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the per share price and total cash fees we will pay to the placement agent in connection with the sale of the securities pursuant to this prospectus supplement.

	Per Share of Common Stock	Per Pre-Funded Warrant	Total
Offering price	$5.08	$5.0799	$99,999,678
Placement agent commissions (6.5%)	$0.3302	$0.3302	$6,500,000
Proceeds, before expense, to us	$4.7498	$4.7497	$93,499,678

We have agreed to pay a non-accountable expense allowance to the placement agent equal to 1% of the gross proceeds received in this offering.

We have also agreed to pay certain of the placement agent’s expenses relating to the offering, including: (a) fees and expenses of the placement agent’s legal counsel not to exceed $125,000; (b) a $29,500 cost associated with the placement agent use of Ipreo’s book-building, prospectus tracking and compliance software for the offering; (c) $10,000 for data services and communications expenses; (d) up to $30,000 of market making and trading, and clearing firm settlement expenses for the offering; (e) up to $10,000 of the placement agent’s actual accountable “road show” expenses; and (f) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent fees and excluding the non-accountable expense allowance, are approximately $200,000.

Placement Agent’s Warrants

Upon closing of this offering, we have agreed to issue the placement agent warrants (“Placement Agent’s Warrants”) to purchase up to 984,252 shares of our Common Stock (5% of the aggregate number of shares of our Common Stock and Pre-Funded Warrants sold in this offering). The Placement Agent’s Warrants will be exercisable at a per share exercise price equal $6.35, which is equal to 125% of the public offering price per share in this offering. The Placement Agent’s Warrants are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the commencement of sales of the Shares and Pre-Funded Warrant in this offering.

The Placement Agent’s Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Placement Agent’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Placement Agent’s Warrant exercise price or underlying shares will not be adjusted for issuances of shares of our Common Stock at a price below the warrant exercise price.

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Lock-Up Agreements

Pursuant to “lock-up” agreements, we and our executive officers and directors have agreed, for a period of 90 days from the date of this prospectus supplement not to, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our Common Stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our Common Stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of our Common Stock or securities convertible into or exercisable or exchangeable for shares of our Common Stock or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, without the prior written consent of the placement agent. We have also agreed to a covenant to not enter into variable rate financings for a period of 90 days following the closing of the offering.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our placement agency agreement with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Nasdaq Capital Market Listing

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “SIDU”. There is no established trading market for the Pre-Funded Warrants and we do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Other

From time to time, placement agent and/or their affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the placement agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and their affiliates may at any time hold long or short positions in such securities or loans.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Blank Rome LLP, New York, New York, has acted as counsel for the placement agent in connection with certain legal matters related to this offering.

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EXPERTS

The financial statements of Sidus Space, Inc. as of December 31, 2025 and 2024 and for each of the years then ended incorporated by reference in this Registration Statement, of which this prospectus forms a part, have been so included in reliance on the report of Fruci & Associates II, PLLC, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

We maintain a website at www.sidusspace.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on April 1, 2026;

●	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the SEC on May 15, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on April 20, 2026 and May 28, 2026; and;

●	The description of our Class A common stock contained in our Registration Statement on Form 8-A12b filed with the SEC on December 10, 2021, and any amendments or reports filed updating such description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:

Sidus Space, Inc.

150 N. Sykes Creek Parkway, Suite 200

Merritt Island, FL 32963

Phone: (321) 450-5633

You also may access these filings on our website at http://www.sidusspace.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

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PROSPECTUS

$500,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of Class A common stock, preferred stock, debt securities, warrants to purchase Class A common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, for total gross proceeds of up to $500,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is presently listed on The Nasdaq Capital Market under the symbol “SIDU.” On January 16, 2026, the last reported sale price of our Class A common stock was $3.37 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings of Class A common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units comprised of a combination of one or more of the other securities in one or more offerings for total gross proceeds of up to $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change, in a prospectus supplement or free writing prospectus, any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

Company References

In this prospectus “the Company,” “we,” “us,” and “our” refer to Sidus Space, Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

PROSPECTUS SUMMARY

Company Overview

Founded in 2012, we are an innovative, agile space mission enabler providing flexible, cost-effective solutions to government, defense, intelligence, and commercial companies around the globe. Our products and services include satellite manufacturing and technology integration, AI-driven space-based data solutions, mission planning and management operations, artificial intelligence/machine learning (AI/ML) products and services and space and defense manufacturing. With our mission of Space Access Reimagined®, we are committed to rapid innovation, adaptable and cost-effective solutions, and the optimization of space system and data collection performance.

We offer customers a variety of mission options whether the ability to host a technology, procure a satellite bus, or simply purchase data as a service. Our flight proven modular satellite, LizzieSat® is a 3D printed, multi-sensor, multi-mission satellite, which is the first of its kind, offering a flexible, cost-effective platform that can be easily adapted to integrate new technologies or customized and scaled to create a new satellite design to meet mission requirements.

As a forward-thinking mission partner, we excel at responding swiftly to change. We work closely with global clients to co-develop mission solutions tailored to both technical requirements and budget constraints. Our Cielo™ AI data processing algorithms can be updated while in orbit, which provides additional mission flexibility. By leveraging our vertically integrated in-house capabilities—engineering, manufacturing, and mission management—we are able to rapidly pivot and deliver at the pace of innovation.

Through our Sidus Orlaith™ AI ecosystem, we enable near real-time on-orbit data processing, enhancing the speed and efficiency of data delivery from LizzieSat® sensors. Orlaith™ offers high-performance on-orbit edge computing and data processing from diverse sensor sets leveraging Sidus’ proprietary FeatherEdge™ hardware and Cielo™ software. Orlaith’s systemic capabilities provide industry-leading and differentiated data delivery for a wide range of end uses including methane detection, AIS tracking, border security, and technology characterization. Orlaith’s data processing can also be seamlessly customized for new and/or esoteric missions.

We have demonstrated proven space heritage, successfully launching three hybrid, additively manufactured LizzieSat® satellites equipped with advanced AI edge-computing capabilities in just over 12 months. This achievement underscores our position as a leader in space technology, artificial intelligence, and innovation. Our success is built on more than a decade of experience delivering flight-proven systems, platforms, devices, and hardware for customers such as NASA, the Department of Defense (DoD), SpaceX, and Blue Origin. We are strategically headquartered on Florida’s Space Coast, which provides easy access to nearby launch facilities, and we operate a 35,000-square-foot manufacturing, assembly, integration, and testing facility which reduces production time. We have an experienced team with expertise in multi-disciplinary engineering, mission-critical hardware manufacturing, satellite design, production, launch planning, mission operations, and in-orbit support.

We continue to focus on innovation and agility. In October of 2024, we received approval from the U.S. Federal Communications Commission (FCC) to operate a micro constellation of remote sensing, multi-mission satellites in Low Earth Orbit (LEO), and we continue to enhance the capabilities of our LizzieSat® platform. Planned enhancements include:

●	Open VPX/ SOSA compatible architecture with simplified assembly and integration, reduced mass, and enhanced performance
●	Integration of AI processor capable of handling 248 trillion or Tera Operations Per Second (TOPS)
●	Upgraded payload processor with Field Programmable Gate Array (FPGA) capable of handling payloads at high speed up to 12 Gb/s; also includes five times more computing power and more speed with a 1.8 GHz quad core processor
●	Up to 4 Tb memory storage
●	Upgraded 2nd generation FeatherEdgetm AI/ML processor that is being designed to incorporate a space-to-space data relay module, enabling rapid, direct-to-user data transfer for time-sensitive missions.

Our products and services are offered through several verticals: Satellite Design and Manufacturing; Technology Design and Integration; AI-driven Space-based Data Solutions; Mission Planning Operations; AI/ML Products and Services; and Space and Defense Manufacturing.

Our vertically integrated model with complementary lines of business enables us to unlock new potential revenue generating opportunities while maintaining diversity of revenue. We are not dependent on a single line of business or customer, which provides us the “optionality” to scale where market needs demand. This diversity mitigates risks associated with external factors like macroeconomic shifts or technological disruptions. Our flexibility allows us to adapt swiftly to market changes, supporting growth across all our business lines.

Recent Developments

As part of our ongoing commitment to innovation and mission-critical performance, we continue to expand our technology offerings and strategic partnerships to meet the evolving needs of our space and defense customers. Our latest initiatives underscore our focus on delivering cutting-edge, resilient solutions that advance edge computing, autonomous systems, and secure operations in the most demanding environments.

●	On December 26, 2025, we entered into a placement agency agreement with ThinkEquity LLC, pursuant to which we issued and sold directly to investors, in a best efforts offering, an aggregate of 10,800,000 shares of our Class A common stock at an offering price of $1.50 per share for gross proceeds of approximately $16.2 million.

●	On December 22, 2025, we entered into a placement agency agreement with ThinkEquity LLC, pursuant to which we issued and sold directly to investors, in a best efforts offering, an aggregate of 19,230,000 shares of our Class A common stock at an offering price of $1.30 per share for gross proceeds of approximately $25 million.

●	On September 14, 2025, we entered into a placement agency agreement (the September 27 PA Agreement”) with the Placement Agent, pursuant to which we issued and sold directly to investors, in a best efforts offering, an aggregate of 9,800,000 shares of our Class A common stock at an offering price of $1.00 per share for gross proceeds of approximately $9.8 million. In connection therewith, we issued to the Placement Agent warrants to purchase up to an aggregate of 490,000 shares of our Class A common stock at an exercise price of $1. 25 per share for a term of five years.

●	On July 27, 2025, we entered into a placement agency agreement (the July 27 PA Agreement”) with the Placement Agent, pursuant to which we issued and sold directly to investors, in a best efforts offering, an aggregate of 19,230,000 shares of our Class A common stock at an offering price of $1.30 per share for gross proceeds of approximately $25 million. In connection therewith, we issued to the Placement Agent warrants to purchase up to an aggregate of 357,150 shares of our Class A common stock at an exercise price of $1.3125 per share for a term of five years.

●	We recently announced that we are one of the contract awardees under the Missile Defense Agency (MDA) Scalable Homeland Innovative Enterprise Layered Defense (SHIELD) indefinite-delivery/indefinite-quality (IDIQ) contract with a total IDIQ ceiling of $151 billion.

●	We recently announced a strategic collaboration with VORAGO Technologies to validate and integrate next-generation radiation-hardened microcontroller (MCU) technology through VORAGO’s Alpha Customer Program.

●	We also launched Fortis™ VPX, a ruggedized, modular, SOSA™ aligned computing system engineered for high-reliability command and data handling (C&DH), advanced artificial intelligence/machine learning (AI/ML) processing, and precision navigation in extreme environments. The Fortis™ line of products establishes a new cornerstone in Sidus’ expanding portfolio of space-qualified and defense-grade technologies, designed to support the increasing demand for edge computing across commercial and government sectors.

●	We recently announced the successful deployment our new autonomous guidance, navigation, and control (GNC) software, SpacePilot and commissioning of the Attitude Determination and Control System (ACDS) on LizzieSat®-3.

●	We also recently announced the successful on-orbit operation of the Automatic Identification System (AIS) sensor onboard LizzieSat®-3, which receives real-time maritime vessel information from around the globe, including ship identification, position, and navigation data, advancing our strategy to fuse multi-sensor satellite data with onboard artificial intelligence for next-generation intelligence solutions.

Corporate Information

We were formed as a limited liability company under the name Craig Technologies Aerospace Solutions, LLC on April 17, 2012. On April 15, 2021, we converted into a Delaware corporation and changed our name to Sidus Space, Inc. on August 13, 2021. Our principal executive offices are located at 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953 and our telephone number is (321) 613-5620. Our website address is www.sidusspace.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common stock.

The Securities We May Offer

We may offer shares of our Class A common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We currently have authorized 210,000,000 shares, consisting of 200,000,000 shares of Class A Common Stock, par value $0.0001 per share and 10,000,000 shares of Class B Common Stock, par value $0.0001 per share. As of January 20, 2026, there were 66,419,851 shares of Class A Common Stock and 100,002 shares of Class B Common Stock issued and outstanding. We may offer shares of our Class A common stock either alone or underlying other registered securities convertible into or exercisable for our Class A common stock. Holders of our Class A common stock are entitled to such dividends as our board of directors (the “Board of Directors” or “Board”) may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our Class A common stock. Each holder of our Class A common stock is entitled to one vote per share held on all matters submitted to a vote of our stockholders. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our Class A common stock.

Preferred Stock

We currently have authorized 5,000,000 shares of preferred stock, par value $0.0001, none of which are issued and outstanding.

Any authorized and undesignated shares of preferred stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated, and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee. The indentures do not limit the amount of securities that may be issued under them and provide that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our Board of Directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. The forms of senior and subordinated indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our Class A common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with Class A common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our Class A common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities will contain, a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, and incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein contain, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act or 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulatory environment and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, any accompanying prospectus supplement or incorporated herein by reference.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus and any accompanying prospectus supplement under the heading “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2024 under the headings “Risk Factors” and “Business,” as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including (i) sales and marketing, (ii) operational costs, (iii) product development, (iv) manufacturing expansion and (v) working capital and other general corporate purposes. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our Class A common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future Class A common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our Class A common stock and preferred stock, please refer to our Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation and our Bylaws.

As of the date of this prospectus, our authorized capital stock consisted of 200,000,000 shares of Class A common stock, $0.0001 par value per share, 10,000,000 shares of Class B common stock, $0.0001 par value per share and 5,000,000 shares of preferred stock, $0.0001 par value per share. Our Board may establish the rights and preferences of the preferred stock from time to time. As of January 20, 2026, there were 66,419,851 shares of Class A Common Stock and 100,002 shares of Class B Common Stock issued and outstanding and no shares of our preferred stock issued and outstanding.

Class A Common Stock

We are authorized to issue up to a total of 200,000,000 shares of Class A common stock, par value $0.0001 per share. Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Class A common stock have no cumulative voting rights. All shares of Class A common stock offered hereby will, when issued, be fully paid and nonassessable, including shares of Class A common stock issued upon the exercise of Class A common stock warrants or subscription rights, if any.

Further, holders of our Class A common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our Class A common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our Class A common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of our assets which are legally available.

The holders of a majority of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our Board of Directors, without stockholder approval, can issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock following this offering.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our Company.

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, our Certificate of Incorporation and Bylaws, as applicable, among other things:

●	provide our Board of Directors with the ability to alter our bylaws without stockholder approval;

●	provide that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum;

●	provide that special meetings of our stockholders may be called by our Board of Directors, our Chief Executive Officer, or our President (in the absence of a Chief Executive Officer), the Chairman of our Board of Directors or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting; and

●	provide advance notice requires for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Listing

Our Class A common stock is listed on The Nasdaq Capital Market under the trading symbol “SIDU.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Class A common stock is Pacific Stock Transfer Company.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be made;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries, if any, to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures will provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we will deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with Class A common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of Class A common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, NY, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Class A common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, NY. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements as of and for the years ended December 31, 2024 and 2023, included in our Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm, as set forth in their report, and have been incorporated herein by reference in reliance on the report of Fruci & Associates II, PLLC given on the authority of such firm as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus and any accompanying prospectus supplement, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus or any accompanying prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.sidusspace.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953, (321) 613-5620.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus and any subsequent prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus and any accompanying prospectus supplement forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished on such form that relate to such items:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 15, 2025;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed with the SEC on August 14, 2025;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the SEC on November 14, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on January 14, 2025, January 21, 2025, January 29, 2025, June 23, 2025, July 1, 2025, July 21, 2025, July 28, 2025, September 16, 2025, December 23, 2025, December 29, 2025, and January 5, 2026; and;

●	The description of our Class A common stock contained in our Registration Statement on Form 8-A12b filed with the SEC on December 10, 2021, and any amendments or reports filed updating such description.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953, (321) 613-5620. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

16,485,038 Shares of Class A Common Stock

3,200,001 Pre-Funded Warrants to Purchase up to 3,200,001 Shares of Class A Common Stock

Sidus Space, Inc.

PROSPECTUS SUPPLEMENT

ThinkEquity

May 27, 2026